Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Deutsche Mortgage & Asset
Receiving Corporation (as depositor under the Pooling and Servicing Agreement, dated as of June 1, 2004, relating to the COMM 2004-LNB2 Commercial Mortgage Pass Through Certificates) as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
SSB&T Co.
29,580,000
37%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

WACHO Bank NA
28,265,000
35%
40 Broad Street, 5
th Floor
New York, NY 10004

A-2
The Bank of New York
36,387,000
28%
One Wall Street
New York, NY 10286
Citibank
10,000,000
7%
3800 Citibank Center B3-15
Tampa, FL 33610
SSB&T Co.
8,402,000
6%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

JP Morgan Chase Bank NA
30,628,000
23%
14201 Dallas Parkway
Dallas, TX 75254

A-3
The Bank of New York
34,000,000
215%
One Wall Street
New York, NY 10286

FHL/Retain
110,000,000
69%
155 Parkrun Drive
Mail Stop 5DN
McLean, VA 22102
JP Morgan Chase Bank NA
12,396,000
7%
14201 Dallas Parkway
Dallas, TX

A-4
The Bank of New York
63,033,000
13%
One Wall Street
New York, NY 10286
FHL/Retain
320,000,000
68%
155 Parkrun Drive
Mail Stop 5DN
McLean, VA 22102

SSB&T Co.
25,000,000
5%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171
B
The Bank of New York
10,000,000
39%
One Wall Street
New York, NY 10286
Citibank
10,000,000
39%
3800 Citibank Center B3-15
Tampa, FL 33610

Mellon Trust
5,298,000
20%
525 William Penn Place
Suite 3418
Pittsburgh, PA 15259

C
JP Morgan Chase Bank NA
9,638,000
100%
14201 Dallas Parkway
Dallas, TX 75254

D
The Bank of New York
10,000,000
52%
One Wall Street
New York, NY 10286
Citibank
9,275,000
48%
3800 Citibank Center B3-15
Tampa, FL 33610

E
The Bank of New York
8,433,000
100%
One Wall Street
New York, NY 10286